UNITED STATES
                  SECURITIES AND EXCHANGE COMMISSION
                        Washington, D.C. 20549

                               FORM 8-K

                            CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


 Date of Report (Date of Earliest Event Reported): September 19, 2007


                    HALIFAX CORPORATION OF VIRGINIA
        (Exact name of registrant as specified in its charter)


                           1-08964               54-0829246
      Virginia
  (State or other       (Commission File      (I.R.S. Employer
  jurisdiction of           Number)         Identification No.)
   incorporation)

          5250 Cherokee Avenue, Alexandria, Virginia   22312
          (Address of principal executive offices) (Zip Code)


Registrant's telephone number, including area code:(703) 658-2400

                              N/A
     Former name, former address, and former fiscal year, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act(17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01  Other Events.


      The 2007 Annual Meeting of Shareholders (the "2007 Annual Meeting") of Halifax Corporation of Virginia ("Halifax") will be held on November 2, 2007, which date is more than 30 calendar days from the date on which the 2006 Annual Meeting of Shareholders took place. The proxy rules promulgated by the Securities Exchange Commission (the "SEC") under the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), require Halifax to inform shareholders of this change in date in addition to the new deadlines for shareholder proposals. Accordingly, Halifax hereby notifies its shareholders that shareholder proposals for the 2007 Annual Meeting must be submitted to Halifax by September 25, 2007 to receive consideration for inclusion in Halifax's proxy materials. Any such proposal must also comply with the proxy rules under the Exchange Act, including Rule 14a-8.

      In addition, shareholders are notified that the deadline for providing Halifax with timely notice of any shareholder proposal to be submitted outside of the Rule 14a-8 process for consideration at the 2007 Annual Meeting is September 25, 2007. As to all such matters which Halifax does not have notice on or prior to September 25, 2007, discretionary authority will be granted to the persons designated in the proxy statement related to the 2007 Annual Meeting to vote on such matters.

      Shareholder proposals must be in writing, include the information required by Halifax's bylaws and be sent to Halifax's offices located at 5250 Cherokee Avenue, Alexandria, Virginia 22312. All late or nonconforming proposals will be rejected. Halifax's bylaws are available, at no cost, on the SEC's website, www.sec.gov, as Exhibit
3.2 to Halifax's Annual Report on Form10-K for its fiscal year ended March 31, 2004 or upon the shareholder's written request to Corporate Secretary, Halifax Corporation of Virginia, 5250 Cherokee Avenue, Alexandria, Virginia 22312.

                               SIGNATURE




Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              HALIFAX CORPORATION OF VIRGINIA



Date:  September 19, 2007     By:  /s/Joseph Sciacca
                                   Joseph Sciacca
                                   Vice President, Finance & CFO